                                                                     EXHIBIT 5.2

                               FORD MOTOR COMPANY
                               THE AMERICAN ROAD
                            DEARBORN, MICHIGAN 48121


                                          December 8, 1994

Ford Motor Company
The American Road
Dearborn, Michigan 48121

Ladies and Gentlemen:

  This will refer to the Registration Statement on Form S-8 (the "Registration Statement") that is being filed by Ford Motor Company (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the Ford Microelectronics, Inc. Salaried Retirement Savings Plan (the "Plan").

  As an Associate Counsel of the Company, I am familiar with the affairs of the Company, including the action taken by the Company in connection with the Plan. I have examined, or caused to be examined, the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the provisions of the Plan. I also have examined or caused to be examined such other documents and instruments and have made such further investigation as I have deemed appropriate in connection with this opinion.

  Based upon the foregoing, it is my opinion that the provisions of the Plan, as amended and subsequently modified if necessary to obtain a favorable determination letter from the Internal Revenue Service, will comply with the requirements of ERISA pertaining to such provisions.

  I hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.

                                   Very truly yours,

                                   /s/ William J. Rooney
                                   ---------------------
                                   William J. Rooney
                                   Associate Counsel